                                                           Exhibit 10.10 Certain
                                                           portions of this
                                                           Exhibit have been
                                                           omitted and filed
                                                           separately with
                                                           the Securities and
                                                           Exchange Commission
                                                           pursuant to a
                                                           request for
                                                           confidential
                                                           treatment. The Symbol
                                                           "****" has been
                                                           inserted in place of
                                                           the portions so
                                                           omitted.


BETWEEN           MAUSER-WERKE GMBH
                  SCHILDGESSTR. 71-163
                  50321 BRUHL
                  FEDERAL REPUBLIC OF GERMANY


-   hereinafter referred to as "MAUSER"


AND               HUNTER DRUMS LIMITED
                  5420 NORTH SERVICE ROAD
                  BURLINGTON, ONTARIO L7L 6C7
                  CANADA


hereinafter referred to as HUNTER DRUMS

the following


                               KNOW HOW AND PATENT
                               LICENSING AGREEMENT

With this new Agreement all previous Agreements relating to the subject matter of the new Agreement and including the KNOW HOW AND PATENT LICENSE AGREEMENT dated 1, March, 1980 between the parties, letters, etc. become invalid and are superseded hereby.

                                    PREAMBLE

MAUSER and HUNTER DRUMS have, for approximately fifteen (15) years cooperated to develop markets for LICENSED ARTICLES, shared technical experience and generally enjoyed a mutually beneficial relationship, and;

MAUSER possesses several years of experience and knowledge in the manufacture and marketing of blown plastic container made of thermoplastic synthetic materials. MAUSER have developed their own machines, appliances and moulds for the production of such containers.

The experience for the manufacture of blown plastic container, as developed and patented by MAUSER, relates in particular to:

-   the processing of plastic materials

-   the Industrial design of blown plastic container

-   the design of production plants and equipment

- selling and marketing, e.g. the special points relating to this market for plastic packagings, the relevant selection of suitable plastic container for particular products, information on previously used and new fields of application and also publicity to this market as developed by MAUSER

- the design of plastic container which comply with the requirements called for under international transport and packing regulations (especially concerning dangerous products)

- testing procedures for the operation of plastic container - - quality control

- possibilities of exchange of experience on the occasion of MAUSER KNOW HOW Conferences

HUNTER DRUMS also possess many years of experience and knowledge in the manufacture and marketing of blow molded plastic containers made of thermoplastic synthetic materials.

HUNTER DRUMS intends to continue to manufacture in Canada LICENSED ARTICLES according to the MAUSER PATENT RIGHTS and the MAUSER KNOW HOW, all as defined in
Article 1 hereof.

Therefore, the contracting parties agree as follows:


                                    ARTICLE 1

                  LICENSED ARTICLES, PATENT RIGHTS AND KNOW HOW

LICENSED ARTICLES means blow molded one piece closed head plastic containers according to 1H1 of the "Recommendation on the Transport of Dangerous Goods of the United Nations" (Orange book, 8th edition, page 202, Art. 9.6.7) with L-Ring, i.e. closed head bung type drums with top handling ring, the bung opening with an internal thread not exceeding 100 mm in diameter, embraced within the scope of a valid, unexpired claim of a patent included within the PATENT RIGHTS and/or produced in accordance with the KNOW HOW made available by MAUSER under this Agreement for the LICENSED ARTICLES.

PATENT RIGHTS are the following patents and patent applications owned by MAUSER as well as any reissue, continuation, continuation-in-part or divisional patent arising therefrom relating to LICENSED ARTICLES.


----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
APPLICATION NO.  PATENT NO.  FILING DATE   ISSUEING DATE    EXPIRY DATE   TITLE
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                 1,114,116                 15.12.1981       15.12.1998    Method for
                                                                          forming
                                                                          roller
                 DES.67442                 13.11.1990       13.11.2000    chimes
                                                                          L-Ring
                                                                          Drum
                                                                          (EL-2)
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------



----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
APPLICATION NO.  PATENT NO.  FILING DATE   ISSUEING DATE   EXPIRY DATE   TITLE
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                 1.276,572                 20.12.1990     20.12.2007    short L-Ring
                 DES.68100                 27.02.1991     27.02.2001    L-Ring PLUS
                 1,312,560                 12.01.1993     12.01.2010    long L-Ring
                 1,323,316                 19.10.1993     19.10.2010    Footring
2,075,806                    21.12.1990                   21.12.2010    L-Ring PLUS
2,075,810                    21.12.1990                   21.12.2020    Internal
                                                                        Pressure
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------



PATENT RIGHTS are limited to the LICENSED ARTICLES because some special features of these patents are also utilized with other drum designs, such as but not limited to open top drums/lid type drums.

KNOW HOW means all of the KNOW HOW in the possession of MAUSER relating to the LICENSED ARTICLES, and in particular, but not limited to, technical data, drawings, photographs, engineering and/or market test reports, models, specimen, samples and/or other information relating to the LICENSED ARTICLES of this Agreement.


                                    ARTICLE 2

                                USE OF TRADEMARKS

HUNTER DRUMS shall mark all LICENSED ARTICLES with such patent Nos. and/or trademark as MAUSER may reasonably request. HUNTER DRUMS shall have the non-exclusive right during the term of this Agreement and any renewals or extensions thereof to use the following Canadian trademark owned by MAUSER:

"L-RING" No. 249 623, No. 213/46564


                              [TRADEMARK OF MAUSER]

in which event HUNTER DRUMS shall indicate on the goods an (R), in a circle or "Reg. CA Pat. Off." after the trademark.

1. The name MAUSER (trademark only - not company name) may be used on the LICENSED ARTICLE produced by HUNTER DRUMS only in connection with HUNTER DRUMS' own name.

2. In order to protect the reputation of MAUSER and MAUSER's rights in and to the Trademarks. HUNTER DRUMS agrees that all LICENSED ARTICLES sold by it and marked with any of

    MAUSER's Trademarks shall meet the highest quality standards set by MAUSER. HUNTER DRUMS also agrees that MAUSER shall have the right at any time during ordinary business hours to inspect the premises and facilities of HUNTER DRUMS, to inspect the operations being conducted therein and to inspect and take samples of the LICENSED ARTICLES manufactured, assembled and/or sold by it and marked with any of MAUSER's Trademarks, in reasonable quantities, to enable MAUSER to verify that its quality standards are being met at all times.


                                    ARTICLE 3

                              CONTRACTUAL TERRITORY

CONTRACTUAL TERRITORY means the Dominion at Canada and its Provinces and Territories


                                    ARTICLE 4

                   LICENSE GRANT AND TRANSMISSION OF KNOW NOW

1. MAUSER hereby grants to HUNTER DRUMS the exclusive license in Canada (the Contractual Territory) to manufacture LICENSED ARTICLES and to sell empty LICENSED ARTICLES during the life of this Agreement.

2. There is a separate contract giving the right to HUNTER DRUMS to sell and to deliver (not to manufacture) the LICENSED ARTICLE in the U.S. as well.

    There is a separate contract giving RUSSELL-STANLEY from their presently existing manufacturing plants in the U.S. (as at January 1, 1995) the right to sell (not to manufacture) the LICENSED ARTICLE in CANADA as well.

3. Except for the delivery of documents and for assistance provided in the Agreement, MAUSER will not assume any liability for the risk of technical production, operation and commercial use of the LICENSED ARTICLE described in Article 1.

    MAUSER declare that the KNOW HOW and the contractual PATENT RIGHTS to the best knowledge of MAUSER do not infringe upon the rights of third parties with respect to the manufacture of the LICENSED ARTICLE.

    Possible future patents with regard to the LICENSED ARTICLE are not included in this contract but MAUSER is prepared to discuss the use of such patents by HUNTER DRUMS in case such need should arise. In any event MAUSER shall not unreasonably withhold the addition and use of any new patents relating to the LICENSED ARTICLE, and shall give HUNTER DRUMS the right of first refusal on any patents in the Territory for the LICENSED ARTICLE.

4. HUNTER DRUMS is not authorized to grant sublicenses or to pass the MAUSER KNOW HOW to third parties except as required in the normal course of business.


                                    ARTICLE 5

                              TECHNICAL ASSISTANCE

1. MAUSER will provide HUNTER DRUMS during the life of this Agreement with all information, experience and methods, present and future, including special techniques and production secrets that are required to enable technicians of average qualification to produce the LICENSED ARTICLES referred to in this Agreement after a reasonable start-up time.

2. MAUSER will furnish HUNTER DRUMS with of documents, plans and drawings required for the production, use and distribution of the LICENSED ARTICLES described in this Agreement. All documents, plans and drawings made available in accordance with this Agreement must not be used for purposes other than the execution of this Agreement.


                                    ARTICLE 6

                          TRAINING OF SPECIALIST STAFF

1. MAUSER undertakes to acquaint specialists of HUNTER DRUMS on MAUSER production premises with the manufacture and use of the LICENSED ARTICLE described in this Agreement. In supplementation of any plans and drawings that may have been made available, suitable specialists of MAUSER will give further verbal information, explanations and normal additional instructions for a better understanding of the KNOW HOW.

2. Details of the technical instructions shall be fixed by separate agreements between the contracting parties. Their agreements shall relate in particular to the regulation of

-   the number and duration of instruction courses

- the number and technical qualification of the specialists of HUNTER DRUMS to be instructed

-   the lodging, boarding, liability and insurance of the specialists

3. The contracting parties agree that all expenses directly incurred by personnel of HUNTER DRUMS during the training courses, in particular travel and daily expenses and salaries, will always be at HUNTER DRUMS' charge. However, expenses and cost for MAUSER personnel for the training and instruction of personnel of HUNTER DRUMS will be borne by MAUSER. Should MAUSER, however, on the request of HUNTER DRUMS send specialists to Canada, the travel and daily expenses and salaries for such specialists will be borne by HUNTER DRUMS.


                                    ARTICLE 7

                                     SECRECY

HUNTER DRUMS is under strict obligation to keep secret the documents received from MAUSER and the KNOW HOW transmitted by MAUSER, except as required during the normal course of business, from the commencement of negotiations of this Agreement and during its life. Such obligation to secrecy shall continue even after termination of this Agreement for any cause except for information (a) which enters the public domain without the fault or negligence of HUNTER DRUMS or (b) which HUNTER DRUMS receives from a third party who is legally entitled to such information and to communicate it to HUNTER DRUMS. HUNTER DRUMS undertakes to take all precautionary measures necessary for the maintenance of such secrecy (also for their employees).


                                    ARTICLE 8

                           KNOW HOW FEES AND ROYALTIES

HUNTER DRUMS shall pay to MAUSER for the new L-Ring drum as a continuing fee or royalty **** and for the classic L-Ring drum design **** of the net invoice value for each LICENSED ARTICLE manufactured under this Agreement.

For L-Ring drums delivered to the United States, HUNTER DRUMS will pay for the first **** units per year a royalty of ****. In excess of **** units per year a royalty of **** of the net invoice value per LICENSED ARTICLES has to be paid.

The net invoice value shall be deemed to be the sales price billed by HUNTER DRUMS after deduction of taxes on sales, and/for turnover and/for the added value, duties, brokerage charges, cost for transport and insurance, credits and returns, brokerage charges and customary trade discounts. Where material is supplied free of charge, its current value shall be added to the sales price.

With respect to LICENSED ARTICLES produced by HUNTER DRUMS for its own use or the use of its affiliated companies the current market price is to be taken as the basis for calculation of the continuing fee or royalty.

The minimum royalty for each year shall be **** in Canadian funds and both license fees and minimum royalties to remain constant over the first six year's period.

If taxes are payable in Canada on the KNOW HOW fee/Royalty, HUNTER DRUMS shall be responsible for the payment of such taxes and shall remit to MAUSER the net amount due to MAUSER after deduction of such taxes.

HUNTER DRUMS shall observe the Double Taxation Agreement between Canada and the Federal Republic of Germany when deducting such taxes and shall furnish MAUSER with all receipts issued for such taxes deducted by HUNTER DRUMS and paid to the revenue authorities in the Contractual Territory.


                                    ARTICLE 9

                       KNOW HOW FEE ACCOUNTS AND PAYMENTS

1. HUNTER DRUMS shall maintain complete records at its Corporate Headquarters relating to licensed production and sales for a period of at least 3 (three) years from the date they occurred. Within 60 (sixty) days after the end of each calendar half of this Agreement up to and including the end of the calendar half following termination of this Agreement HUNTER DRUMS shall render a written report to MAUSER listing the total net sales of the LICENSED ARTICLE produced and sold by HUNTER DRUMS during such calendar half and the royalty due thereon. Each report so rendered shall be accompanied by the required royalty payment.

2. MAUSER shall have the right during normal business hours on 5 (five) days prior written notice at its own expense and not more than once in any calendar year to have the pertinent records of HUNTER DRUMS examined by an independent certified public accountant for the purpose of verifying the reports rendered hereunder, provided, however, any report of the accountant to MAUSER shall be made in such a manner that all information properly deemed confidential by HUNTER DRUMS will not be disclosed to MAUSER and further provided that in the event MAUSER's accountants' report is not accepted by HUNTER DRUMS or acceptable adjustments made thereon, confidential information may be disclosed as necessary to MAUSER and its attorneys.

3. All reports supplied to MAUSER by HUNTER DRUMS or any independent public accountant shall be kept confidential by MAUSER.


                                   ARTICLE 10

                                  INFRINGEMENT

1. In the event that any unlicensed third party infringes any of the PATENT RIGHTS, affecting the LICENSED ARTICLES by the commercial use, manufacture and/or sale of the LICENSED ARTICLES in the TERRITORY and after written notification to MAUSER of the name of the infringer and place and circumstances of the infringement and delivery of a sample of the infringing product to MAUSER and after determination that such infringement requires action because of the economic extent or impact thereof, ****.

    The costs and expenses and the proceeds of such legal action (preparation and execution) shall be shared equally by MAUSER and HUNTER DRUMS. MAUSER's share of such cost shall be restricted to and derived from a fund of one-third (1/3) of license and royalty fees actually received from HUNTER DRUMS after commencement of legal action until its termination.

    In the event a PATENT RIGHT Is held to be invalid or has expired, this Agreement may be terminated at the option of HUNTER DRUMS and/or HUNTER DRUMS shall not be obligated to pay future license fees to MAUSER provided the LICENSED ARTICLE produced and sold by HUNTER DRUMS is not covered by any other valid Canadian patent held by MAUSER.

    Should HUNTER DRUMS, in particular in order to continue to receive Technical Assistance under Art. 5 and Training of Specialist Staff under Art. 6. elect to continue this Agreement, royalties and fees shall be continuously payable for the KNOW-HOW in an amount equal to

    **** percent of the royalties and fees otherwise specified hereunder.


                                   ARTICLE 11

                                LIFE OF AGREEMENT

1. This Agreement will come into effect on being signed by the latest contracting party commencing with January 1, 1995. Therefore, the first contractual year will end on December 31, 1995. The first contractual period will be six years.

2. AfterDecember 31, 2000, this Agreement will be tacitly renewed by periods of 5 (five) years each, unless notice of cancellation by registered letter is given by either contracting party not later than six months before expiry of any contractual period. Decisive date for the observance of the period notice shall be the date of mail delivery of the registered letter.

3. MAUSER have the right to cancel this Agreement by written notice of cancellation and with immediate effect for any of the following, if

- HUNTER DRUMS is in default with an obligation resulting from this Agreement, especially with the payment of the KNOW HOW and License fees, or has violated his obligations under the Agreement and did not remedy such default or violation within three months after receipt of a corresponding notice by MAUSER to do so,

- HUNTER DRUMS undertakes measures which have to be regarded as breach of trust and/or breach of secrecy.

- insolvency or bankruptcy proceedings are applied for or ordered for the property of HUNTER DRUMS,

-   ****

4. HUNTER DRUMS has the right to cancel this Agreement with immediate effect for an important reason, particularly if S MAUSER do not fulfill their obligations under this Agreement within three months after having received a corresponding notice to do so,

- insolvency or bankruptcy proceedings are applied for or ordered for the property of MAUSER.

- MAUSER undertakes measures which have to be regarded as breach of trust and/or breach of secrecy,

5. In the event of a premature termination of this Agreement by cancellation all rights of HUNTER DRUMS arising from this Agreement will cease by the latest two months after receipt of the notice of cancellation. The contractual KNOW HOW fees shall be payable until that date, when HUNTER DRUMS loses all rights resulting from this Agreement.

6. Within one month after expiry or termination of this Agreement for any cause HUNTER DRUMS shall return all documents and drawings received from MAUSER. Upon the termination of this Agreement all rights of the contracting parties from this Agreement will cease, with the exception of those provided in its
    Article 7 (Secrecy).


                                   ARTICLE 12

                          APPLICABLE LAW, JURISDICTION

1. This Agreement has been drawn up in English. Any amendments and additions to this Agreement must be made in writing and signed by both parties to become valid.

2. The contracting parties have agreed that as a whole and in all its individual provision this Agreement is subject to German substantive and procedural law, except for the contractual patent rights which fall under Canadian patent law.

3. Court of jurisdiction for all disputes arising from this Agreement shall be the District Court in Dusseldorf (Chamber for Patent Disputes), FRG.

4. Place of performance for all obligations under this Agreement for both contracting parties shall be Cologne, FRG.


                                   ARTICLE 13

                               SUBSTITUTION CLAUSE

Should any individual provision of this Agreement be or become void, or should a gap be ascertained in this Agreement, the validly of the other provisions shall not be affected thereby. As a substitute for the provision, which is void or inoperative, or for the purpose of filling the gap, an appropriate arrangement shall be valid, which, if it is legally possible, shall be as close as possible to what the contracting parties would have intended, had they reasonably considered that point. If a provision is void or inoperative owing to measures or outputs or times (periods or time limits) indicated therein, this shall be replaced by a measure which is as close as legally possible to the provision in question.



Bruhl,         29.07.1996               Burlington,         31-07-1996
       ----------------------------                 ---------------------------

MAUSER-WERKE                            HUNTER DRUMS LIMITED
      G M B H


By /s/Dr. Schonwald     /s/Effnert      By   /s/Michael W. Hunter
  ------------------   ------------       -------------------------------------
  Dr. Schonwald          Effnert
  (Chief Exec. Officer)  (Director)